Exhibit 10.1
LOCAL BOUNTI CORPORATION
CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT
This Convertible Note and Warrant Purchase Agreement (the “Agreement”) is made as of August 1, 2025 (the “Agreement Date”) by and between Local Bounti Corporation, a Delaware corporation (the “Company”), and U.S. Bounti, LLC, a Delaware limited liability company (the “Purchaser”).
The parties hereby agree as follows:
1.Purchase and Sale of the Convertible Note and Warrant Issuance.
1.1.Issuance of Note and Warrant.
(a)Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser (i) a convertible note in the form attached hereto as Exhibit A (the “Note”), and (ii) a Common Stock purchase warrant, in the form attached hereto as Exhibit B, registered in the name of the Purchaser, pursuant to which the Purchaser shall have the right to purchase and acquire 550,000 shares of Common Stock (the “Warrant”), for a combined purchase price of $10,000,000.00 (the “Purchase Price”).
(b)The shares of Common Stock of the Company issued upon (A) conversion of the Note are referred to herein as “Conversion Shares” and (B) exercise of the Warrant are referred to herein as the “Warrant Shares.” The Note, Warrant, the Conversion Shares and the Warrant Shares are sometimes collectively referred to herein as the “Securities.”
1.2.Issuance Limitations. The Company shall not be obligated to issue, and the Purchaser shall not have the right to receive, upon conversion of the Note or exercise of the Warrant, any shares of Common Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue in the aggregate pursuant to the transactions contemplated under this Agreement without breaching the Company’s obligations under the rules or regulations of the NYSE (the “Exchange Cap”), except that such limitation shall not apply after the date that Stockholder Approval is approved and deemed effective. The Company will use reasonable best efforts to obtain and effect the Stockholder Approval at a special meeting of stockholders to be held within three (3) months after the Closing Date (the “Special Meeting”), and shall cause the Board of Directors of the Company to recommend to the stockholders that they approve such matter. If, despite the Company’s reasonable best efforts, Stockholder Approval is not effected at the Special Meeting, the Company shall cause an additional stockholder meeting to be held every four (4) months thereafter, and shall use reasonable best efforts to obtain and effect the Stockholder Approval at each such meeting, including at a minimum engaging a national-standing proxy solicitation firm to assist in soliciting the requisite votes, and shall cause the Board of Directors of the Company to recommend to the stockholders that they approve such matter at each such meeting, until the Stockholder Approval is obtained.

1.3.Closings; Delivery.
(a)The purchase and sale of the Note and the Warrant (the “Closing”) shall take place remotely via the exchange of final documents and signature pages on the Agreement Date (or such other date as the Company and the Purchaser shall agree); provided, that all the conditions to closing set forth in Sections 4 and 5 hereof are satisfied or waived as of such date (the date on which the closing occurs is referred to as the “Closing Date”).
(b)On the Closing Date, the Company shall execute and deliver to the Purchaser the Note in a principal amount equal to the Purchase Price and the Warrant in exchange for such Purchaser delivering an amount equal to the Purchase Price by wire transfer to a bank account designated in writing by the Company on or before the Agreement Date.
1.4.Defined Terms Used in this Agreement. In addition to any additional term defined above or below this Section, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.
“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act. For the avoidance of doubt, for purposes of this Agreement, the Purchaser (or any other person) shall at all times be deemed to have Beneficial Ownership of Conversion Shares and Warrant Shares irrespective of any non-conversion period specified in the Note, the Warrant or this Agreement or any restrictions on transfer or voting contained in this Agreement.
“Board” means the board of directors of the Company.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.
“Bylaws” means the Company’s Bylaws, as amended to date.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the Company’s common stock, par value $0.0001 per share.
“Control” (including the terms “controlling,” “controlled by,” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” mean the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“GAAP” means U.S. generally accepted accounting principles.
“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Holder” means a Person in whose name a Note is registered.
“Investor Rights Agreement” means that certain Investor Rights Agreement dated March 31, 2025 by and among the Company and the parties thereto.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.
“Lien” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Material Adverse Effect” means a circumstance that would have or reasonably be expected to result in, individually or in the aggregate, a material adverse effect on (a) the assets, liabilities, results of operations, condition (financial or otherwise), earnings, business, prospects or properties of the Company, (b) the legality or enforceability of any of the Transaction Documents or (c) the ability of the Company to perform its obligations under the Transaction Documents; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute a Material Adverse Effect, or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any adverse effect resulting directly or indirectly from general business or economic conditions, except to the extent such general business or economic conditions have a materially disproportionate effect on the Company as compared to companies in the Company’s industry; (ii) any change in the Company’s stock price or trading volume (provided that the underlying cause of such change is not exempt from constituting a Material Adverse Effect, or being taken into account in determining whether a Material Adverse Effect has occurred); or (iii) any effect caused by the announcement or pendency of the transactions contemplated by the Transaction Documents, or the identity of any Purchaser or any of its Affiliates as the purchaser in connection with the transactions contemplated by this Agreement.
“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.
“Restated Certificate” means the Company’s Certificate of Incorporation dated November 19, 2021 and filed with the Delaware Secretary of State, and as may be amended, modified or restated from time to time.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Filings” means the Company’s filings pursuant to the Exchange Act since December 31, 2021.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
“Senior Credit Agreement” means the Credit Agreement dated as of September 3, 2021, by and among Local Bounti Operating Company LLC, a Delaware limited liability company (“Opco”), each subsidiary of Opco party thereto as a “Borrower,” and Cargill Financial Services International, Inc., as lender (together with its successors and assigns, the “Senior Creditor”), as amended by a First Amendment to Credit Agreements and Subordination Agreement dated as of March 14, 2022, a Second Amendment to Credit Agreements dated as of August 11, 2022 (and effective as of June 30, 2022), a Third Amendment to Credit Agreements dated as of December 30, 2022, a Fourth Amendment to Credit Agreements dated as of January 6, 2023, a Fifth Amendment to Credit Agreements dated as of March 13, 2023, a Sixth Amendment to Credit Agreements dated as of March 28, 2023, a Seventh Amendment to Credit Agreements dated as of October 2, 2023, an Eighth Amendment to Credit Agreements dated as of January 23, 2024, a Ninth Amendment to Credit Agreements dated as of March 26, 2024, a Tenth Amendment to Credit Agreements dated as of June 28, 2024, a Restructuring Agreement and Eleventh Amendment to Senior Credit Agreement dated as of March 31, 2025, and a Twelfth Amendment to Credit Agreement dated as of the date hereof (the “Twelfth Amendment”), and as further amended, restated, supplemented or otherwise modified from time to time.
“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the NYSE (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including (i) for a change of control and (ii) the issuance of all of the Conversion Shares and Warrant Shares in excess of 1% of the issued and outstanding Common Stock on the date hereof without regard to any restrictions or limitations set forth under this Agreement.
“Subordination Agreement” means the Subordination Agreement dated as of the date hereof, among the Purchaser, the Senior Creditor, the Company and the other Persons party thereto.
“Subsidiary” means any subsidiary of the Company.

“Third Party” means with respect to the Purchaser, a Person other than the Purchaser or any Affiliate of the Purchaser.
“Trading Day” means a day on which the NYSE is open for trading.
“Transaction” means, collectively, the execution, delivery and performance by the Company of this Agreement and the issuance of the Note and the Warrant thereunder on the Closing Date.
“Transaction Documents” means this Agreement, the Note, the Warrant and the Subordination Agreement.
1.5.Interpretation. In this Agreement, unless otherwise indicated or the context requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Sections and Exhibits and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Section or Exhibit hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Exhibit or Section shall be construed as a reference to that specified Exhibit or Section of this Agreement; and any reference this Agreement, the Note or the Warrant means such document as the same shall be amended, supplemented or modified and from time to time in effect to the extent permitted thereunder.
2.Representations and Warranties of the Company. The Company hereby represents and warrants as of the Agreement Date to the Purchaser that the following representations are true and complete.
2.1.Subsidiaries. All of the material Subsidiaries of the Company are set forth on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens (other than Liens in favor of the Senior Creditor), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.
2.2.Organization, Good Standing and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.
2.3.Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (a) the authorization, execution and delivery of the Transaction Documents; (b) the authorization of the performance of all obligations of the Company hereunder or thereunder; and (c) the authorization, issuance and delivery of the Securities. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Holder, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) general principles of equity that restrict the availability of equitable remedies and (iii) to the extent that the enforceability of indemnification provisions may be limited by applicable laws (the “Enforceability Exceptions”).
2.4.Capitalization. As of March 31, 2025, the capitalization of the Company was in all material respects as set forth in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarterly period ended March 31, 2025, other than the conversion of shares of the Company’s Series A Preferred Stock into shares of Common Stock as set forth in the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2025. Since June 30, 2025, no steps have been taken by the Company to authorize or effect any amendment or other modification to the authorized capital stock of the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Since June 30, 2025, the Company has not issued any capital stock, other than pursuant to the exercise of warrants outstanding as of such date or the exercise of employee stock options or settlement of restricted stock units under the Company’s equity incentive plans. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, none of such shares were issued in violation of any pre-emptive rights and such shares were issued in compliance with applicable state and federal securities law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company or any Subsidiary of any securities of the Company or any Subsidiary, including without limitation, the Securities. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any Subsidiary is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement or as previously disclosed in the Company’s SEC Filings. Except for the Investor Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as provided in the Investor Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the

Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issuance and sale of the Securities hereunder will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any other Person (other than the Purchaser) or result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.
2.5.Valid Issuance. The Note and the Warrant have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Note and the Warrant will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available for issuance the maximum number of shares of Common Stock underlying the Conversion Shares and the Warrant Shares initially issuable upon conversion of the Note or the exercise of the Warrant if such conversion or exercise, as applicable, were to occur immediately following Closing. The Conversion Shares to be issued upon conversion of the Note in accordance with the terms of the Note and the Warrant Shares to be issued upon exercise of the Warrant have been duly authorized, and when issued upon conversion of the Note or the exercise of the Warrant, as applicable, all such Conversion Shares and Warrant Shares will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.
2.6.Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) filings that have been made pursuant to applicable state securities laws and the rules and regulations of the NYSE; and (b) post-sale filings pursuant to applicable state and federal securities laws, which the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt (a) the issuance and sale of the Note and the Warrant and (b) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Transaction Documents. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NYSE.
2.7.Delivery of SEC Filings. True and complete copies of the SEC Filings have been made available by the Company to the Purchaser through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR System”) (other than any information for which the Company has received confidential treatment from the SEC).
2.8.No Material Adverse Effect. Since the date of the latest audited financial statements included within the SEC Filings or as set forth specifically in a subsequent SEC Filing: (a) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect; (b) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC; (c) the Company has not altered its method of accounting; (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (e) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Note and Warrant contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.
2.9.SEC Filings. Since December 31, 2021, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof. At the time of filing thereof, such SEC Filings complied as to form in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
2.10.No Conflict, Breach, Violation or Default. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (a) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (c) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (b) and (c), such as would not have or reasonably be expected to result in a Material Adverse Effect. This Section 2.10 does not relate to matters with respect to tax status, which are the subject of Section 2.12, intellectual property, which are the subject of Section 2.16, and environmental laws, which are the subject of Section 2.17.
2.11.Compliance. The Company is not (a) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (b) in violation of any judgment, decree or order of any court, arbitrator or governmental body or (c) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except with regard to clause (c) as would not have or result in a Material Adverse Effect.
2.12.Tax Matters. The Company has timely filed all tax returns required to have been filed by the Company with all appropriate governmental agencies (subject to extensions permitted under law) and have paid all taxes shown thereon or otherwise owed by them (whether or not shown on any tax returns). The Company has (a) collected or withheld all material taxes required to be collected or withheld by applicable laws from employee, shareholders or other third parties and have timely paid and have timely paid over such withheld amount to the appropriate government agency; and (b) made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2.19 below in respect of all federal, state and local and non-United States income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect on the financial position of the Company. There are no material tax liens on any assets or property of the Company, and there are no material tax claims pending or, to the Company’s knowledge, threatened against the Company or any of its material assets or property.
2.13.Title to Properties. The Company and the Subsidiaries have good and marketable title to all real properties and all other tangible properties and assets owned by them, in each case free from liens, encumbrances and defects, except for Permitted Liens (as defined in the Senior Credit Agreement) or such defects as would not have a Material Adverse Effect; and the Company and the Subsidiaries hold any leased real or personal property under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance and with no exceptions, except such as would not have a Material Adverse Effect.
2.14.Certificates, Authorities and Permits. The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct their respective businesses, except where failure to so possess would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would have a Material Adverse Effect.
2.15.Labor Matters. No labor dispute exists or, to Company’s knowledge, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the Company’s Knowledge, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and, to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.16.Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Filings as necessary or required for use in connection with their respective businesses and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except as would not have or reasonably be expected to not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Filings, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. The Intellectual Property Rights have not been adjusted by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s Knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.17.Environmental Matters. Neither the Company nor any Subsidiary is in material violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law on to any real property that it owns or operates, and has not received any written notice or claim that the Company or any Subsidiary is not in compliance with any Environmental Law or that it is liable for any off-site disposal or contamination pursuant to any Environmental Laws; to the

Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim. To the Company’s Knowledge, the Company has no material liability under any Environmental Law.
2.18.Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits, charges, claims, complaints, audits, inquiries or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is or may reasonably be expected to become a party or to which any property of the Company or any Subsidiary is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company, would have or would reasonably be expected to have Material Adverse Effect. There are no orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its Subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.
2.19.Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would have a Material Adverse Effect.
2.20.Compliance with NYSE Continued Listing Requirements. Other than as set forth in the SEC Filings, the Company is in compliance with applicable NYSE continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on the NYSE and the Company has not received any notice of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from the NYSE. The Company is not aware of any circumstances that would cause the Conversion Shares or the Warrant Shares to not be approved for listing by the NYSE.
2.21.Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or, to the Company’s knowledge, the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

2.22.No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.
2.23.No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would (a) adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act or (b) cause the offer and sale of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.
2.24.Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Note and the Warrant by the Company to the Purchaser as contemplated hereby.
2.25.Foreign Corrupt Practices. Neither the Company nor its Subsidiaries nor, to the Company’s knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its Subsidiaries has on behalf of the Company or its Subsidiaries, as applicable: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; (e) made any unlawful rebate, payoff, influence payment, kickback, bribe or other unlawful payment of any nature; or (f) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.
2.26.Office of Foreign Assets Control and Export Control Laws. Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
2.27.Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
2.28.Internal Controls. Except as disclosed in the SEC Filings, the Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.
2.29.Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
2.30.Bad Actor Disqualification. None of the Company, any predecessor or affiliated issuer of the Company nor, to the Company’s knowledge, any director or executive officer of the Company or any promoter connected with the Company in any capacity, is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).
2.31.Shell Company Status. The Company was previously an issuer identified in Securities Act Rule 144(i)(1). The Company confirms that: (a) effective November 24, 2021, it ceased to be an issuer identified in Securities Act Rule 144(i)(1); (b) it has not been an issuer identified in Securities Act Rule 144(i)(1) between November 24, 2021 and the date of this Agreement; (c) it is subject to the reporting requirements of Section 13 of the Exchange Act; (d) it has filed all reports and other materials required to be filed by Section 13 of the Exchange Act between November 24, 2021 and the date of this Agreement; and (e) on November 24, 2021, it filed current “Form 10 information”, as defined in Securities Act Rule 144(i)(3), with the SEC, which reflects that it is not an issuer identified in Securities Act Rule 144(i)(1).

2.32.Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Twelfth Amendment, all of which will be disclosed in the Form 8-K to be filed in connection with this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser with any information that it believes constitutes or would reasonably be deemed to constitute material, non-public information that will not otherwise be disclosed in the SEC Filings on or prior to the Closing Date. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company.
2.33.Insurance Coverage. The Company and the Subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and the Subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. Other than customary end of policy notifications from insurance carriers, since January 1, 2025, the Company has not received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.
2.34.Anti-Bribery and Anti-Money Laundering Laws. Each of the Company and its Subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.
2.35.Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

2.36.Cybersecurity. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, to the Company’s Knowledge are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data, and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an individual; (iii) any information regarding an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in an individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws; and (vii) any other piece of information that alone, or combined with other information, reasonably allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s Knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the IT Systems, Confidential Data, and Personal Data. The Company and its Subsidiaries are presently, and at all times since November 24, 2021 were, in material compliance with all applicable laws or statutes and all judgments and orders binding on the Company, applicable binding rules and regulations of any court or arbitrator or governmental or regulatory authority, and their internal policies and contractual obligations, each relating to the Processing, privacy and security of Personal Data and Confidential Data, the privacy and security of IT Systems and the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.
2.37.Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all times since November 24, 2021 were, in material compliance with all applicable state, federal and international data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including HIPAA, the California Consumer Privacy Act (“CCPA”), the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), and the United Kingdom GDPR (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company further certifies that, except as would not reasonably be expected to have a Material Adverse Effect, neither it nor any of its Subsidiaries: (i) has received written notice of any material actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data or Confidential Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order or decree that imposes any obligation or liability under any Privacy Law.
2.38.Subordination. The payment and performance of the obligations of the Company under the Note, the other Subordinated Loan Documents (as defined in the Subordination Agreement) and the indebtedness evidenced thereby are subordinated to the Senior Obligations pursuant to (and as defined in) the Subordination Agreement, and all terms and conditions of the Note, the other Subordinated Loan Documents (as defined in the Subordination Agreement) and the indebtedness evidenced thereby are subject to the rights of the Senior Creditor under the Subordination Agreement.
3.Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the Agreement Date that:
3.1.Authorization. The Purchaser has full power and authority to enter into the Transaction Documents. All action on the part of the Purchaser necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of the Purchaser hereunder and thereunder has been taken or will be taken prior to the Closing and the Transaction Documents, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors or (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.
3.2.Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Authority is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions to which it is a party, except any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions.
3.3.Securities Act Representations. The Purchaser is an accredited investor (as defined in Rule 501 promulgated under the Securities Act) and is aware that the sale of the Note and the Warrant is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchaser is acquiring the Securities for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling the Securities in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment. The Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.
3.4.Brokers and Finders. The Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
4.Conditions of the Purchaser’s Obligations at the Initial Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions, unless otherwise waived, with respect to any Purchaser, by the Purchaser.
4.1.Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and as of the Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).
4.2.Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.
4.3.Compliance Certificate. An authorized officer of the Company shall deliver to the Purchaser on the Closing Date a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.
4.4.Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note and the Warrant pursuant to this Agreement shall be obtained and effective as of the Closing Date.
4.5.Secretary’s Certificate. The Secretary of the Company shall deliver to the Purchaser on the Closing Date a certificate certifying (a) the Restated Certificate, (b) the Bylaws, and (c) resolutions of the Board of the Company approving this Agreement, the Note, the Warrant, the Subordination Agreement and the Transaction contemplated hereby and thereby.

4.6.Legal Opinion. A legal opinion of Orrick, Herrington & Sutcliffe LLP, in a form reasonably acceptable to the Purchaser, dated as of the Closing Date, executed by such counsel and delivered to the Purchaser.
5.Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions, unless otherwise waived by the Company:
5.1.Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and as of the Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) with respect to such specified date).
5.2.Performance. The Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or prior to the Closing Date.
5.3.Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note and the Warrant pursuant to this Agreement shall be obtained and effective as of the Closing Date.
6.Particular Covenants and Events of Default.
6.1.Affirmative Covenants. Unless the Holder or the Company, as applicable, shall otherwise agree in writing:
(a)The Company shall promptly notify the Purchaser in writing of any default or Event of Default under this Agreement or the Note, to which the Company has knowledge.
(b)From the Agreement Date until the Closing Date, each of the Company and the Purchaser shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Sections 4 and 5 hereof, respectively.
(c)While the Note is outstanding, the Company will send to the Holder copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Holder any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the EDGAR

System will be deemed to be sent to the Holder at the time such report is so filed via the EDGAR System, it being understood that the Holder will not be responsible for determining whether such filings have been made or for their timeliness or their content.
(d)While the Note is outstanding, the Holder may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.
6.2.Negative Covenants. Unless the Holder has provided prior written consent, so long as the Note is outstanding:
(a)Neither Company nor any of its subsidiaries shall create, incur, authorize the creation of, issue, or authorize the issuance of, any unsecured indebtedness.
(b)Neither Company nor any of its subsidiaries shall create, incur or grant any Lien in the assets of the Company or its subsidiaries, other than Liens in favor of the Senior Creditor or Permitted Liens (as defined in the Senior Credit Agreement).
(c)The Company shall not effect any transaction or series of transactions (including, without limitation, amendments to the Restated Certificate or Bylaws, each as in effect on the Closing Date) to avoid or attempt to avoid the observance or performance of any of the terms to be observed or performed under the Transaction Documents or that would have the effect of materially impairing the rights of the Purchaser provided for in the Transaction Documents.
6.3.General Acceleration Provision upon Events of Default. The occurrence and continuation beyond the applicable cure period of any of the following events shall constitute an “Event of Default” and shall, subject to terms and conditions of the Subordination Agreement, entitle the Holder to the rights and remedies set forth in the Note:
(a)To the extent that the Holder elects to receive a principal payment on the Note in accordance with the terms of the Note, the Company fails to make such principal payment when due, whether on the Maturity Date (as defined in the Note), on a Fundamental Transaction Payment Date (as defined in the Note) with respect to a Fundamental Transaction (as defined in the Note), upon acceleration or otherwise.
(b)The Company fails to satisfy its conversion obligations upon exercise of the Note pursuant to its terms.
(c)The Company fails to issue a Fundamental Transaction Notice (as defined in the Note) when due.
(d)The Company shall have failed to comply in any material respect with the compliance or performance of any covenant contained in this Agreement or in the Note and such default is not remedied by the Company or waived by the Holder within twenty (20) days after the Company receives written notice from the Holder of such default.
(e)Any representation or warranty made by the Company in this Agreement shall be incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall be incorrect, false or misleading in any respect) as of the date it was made or deemed made.
(f)(i) The Company shall make a general assignment for the benefit of creditors; (ii) the Company shall declare a moratorium on the payment of its debts; (iii) the commencement by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or consent seeking reorganization, intervention or other similar relief under any applicable Law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; or (iv) the commencement against the Company of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable Law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of thirty (30) consecutive days.
(g)The Company shall fail to perform or comply with any term, covenant, condition or agreement contained in any agreement(s) or instrument(s) governing any indebtedness for borrowed money if both (i) such default either results from the failure to pay any principal of such indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such indebtedness at its stated final maturity and results in the holder or holders of such indebtedness causing such indebtedness to become due prior to its stated maturity and (ii) the principal amount of such indebtedness in default, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $1,000,000 or more at any one time outstanding.
In the event of any Event of Default, the Company shall pay all reasonable attorneys’ fees and costs incurred by the Purchaser in enforcing their rights under the Note and this Agreement and collecting any amounts due and payable under the Note. No right or remedy conferred upon or reserved to the Purchaser under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law.

7.Registration Rights. The Company acknowledges that the Purchaser has a right to the registration of the Conversion Shares and the Warrant Shares pursuant to the Investor Rights Agreement, dated as of March 31, 2025, by and among the Company, the Purchaser and the other investors named therein (the “Investor Rights Agreement”). The Company shall prepare and file with the SEC a registration statement (the “Registration Statement”) covering the resale of the Conversion Shares and the Warrant Shares in accordance with Section 2 of the Investor Rights Agreement; provided, however, that the Company shall file the Registration Statement no later than the date on which the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. For the avoidance of doubt, the Registration Statement shall be deemed an Initial Registration Statement as such term is defined in the Investor Rights Agreement.
8.Miscellaneous.
8.1.Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and each Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the conversion of the Note or its repayment pursuant to its terms and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.
8.2.Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including transferees of the Note or the Warrant. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
8.3.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. A counterpart executed by the Company and the Purchaser shall constitute an enforceable instrument between such parties. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The parties hereto hereby consent to receipt of this Agreement in electronic form and understand and agree that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the parties signatory hereto with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.
8.4.Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
8.5.Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or messenger, and email, as follows:
If to the Company:
Local Bounti Corporation
490 Foley Lane
Hamilton, MT 59840
Attention: Kathleen Valiasek
E-mail:
With a copy (which will not constitute notice) to:
Orrick, Herrington & Sutcliffe LLP
222 Berkeley Street, Suite 2000
Boston, MA 02116
Attention: Albert Vanderlaan
E-mail:
If to U.S. Bounti, LLC:
CHS Management Group, LLC
PO Box 2226
Palm Beach, FL 33480
Attention: Rebecca E. Renzas
E-mail:

With a copy (which will not constitute notice) to:
McDermott Will & Schulte LLP
One Vanderbilt Avenue
New York, NY 10017-3852
Attention: Todd Kornfeld
E-mail:
8.6.Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction or with respect to the purchase of the Note and Warrant hereunder. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.7.Amendments and Waivers. Any term of this Agreement may be amended or waived subsequent to the execution hereof only upon the mutual written consent of (i) the Company and (ii) the Holder. Any amendment or waiver effected in accordance with this Section 8.7 shall be binding upon the Purchaser and the Holder and transferee of the Note and Warrant and the Company.
8.8.Costs and Expenses. The Company shall pay all reasonable and documented out-of-pocket expenses (including reasonable and documented legal fees) incurred by the Holder in connection with the preparation, negotiation, execution and delivery of this Agreement and the documents delivered in connection herewith, or any amendments, modifications or waivers of the provisions hereof or thereof, in an amount not to exceed, in the aggregate, $25,000.
8.9.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
8.10.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
8.11.Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.
8.12.Governing Law; Waiver of Jury Trial; Dispute Resolution.
(a)THE INTERNAL LAW OF THE STATE OF DELAWARE WILL GOVERN AND BE USED TO CONSTRUE THE TRANSACTION DOCUMENTS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES, TO

THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(b)Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each Party hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.
(c)Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Transaction Documents in any court referred to in the preceding paragraph.  Each party hereto irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
(d)Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.5. Nothing in the Transaction Documents will affect the right of any party hereto to serve process in any other manner permitted by Law.
8.13.Corporate Opportunity. The Company acknowledges that the Purchaser and its Affiliates are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates. Accordingly, the Company and the Purchaser acknowledge and agree that the Purchaser and its Affiliates shall:
(a)have no obligation or duty (contractual or otherwise) to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company’s industry segment or is otherwise competitive with the Company, and
(b)in connection with making investment decisions, to the fullest extent permitted by law, have no obligation or duty (contractual or otherwise) to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into the Purchaser’s or its Affiliate’s possession, whether as a director of, or investor in, the Company or otherwise.
8.14.No Publicity. Each of the Company and the Purchaser agrees that it will not, and shall cause each of its Subsidiaries to not, without the prior written consent of the other party, use in advertising, publicity, or otherwise the name of the other party, or any partner or employee of the other party, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party, or any of its Affiliates, in each case other than pursuant to required securities filings. Each of the Company and the Purchaser further agrees that it shall obtain the written consent of the other party prior to the issuance of any public statement identifying or specifying that the Purchaser or any of its Affiliates has purchased the Note and Warrant pursuant to this Agreement, in each case other than pursuant to required securities filings.
8.15.Use of Proceeds. The Company shall use the proceeds from the sale of the Note and Warrant for working capital and general corporate purposes. Notwithstanding the foregoing, however, the Company may not use the proceeds from the sale of the Note and Warrant for capital expenditures, except that proceeds in an aggregate amount not to exceed $750,000 may be used for capital expenditures at the Company’s greenhouse facility located in Oxnard, Ventura County, California.

The parties have executed this Convertible Note and Warrant Purchase Agreement as of the date first written above.
COMPANY:
LOCAL BOUNTI CORPORATION
By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Executive Officer, President and Chief Financial Officer
Address:    490 Foley Lane, Hamilton, MT 59840

[Signature Page to Convertible Note and Warrant Purchase Agreement]

The parties have executed this Convertible Note and Warrant Purchase Agreement as of the date first written above.
PURCHASER:
U.S. BOUNTI, LLC
By: /s/ Charles R. Schwab
Name: Charles R. Schwab
Title: Manager
Address: CHS Management Group, LLC, PO Box 2226, Palm Beach, FL 33480

[Signature Page to Convertible Note and Warrant Purchase Agreement]

EXHIBIT A
FORM OF NOTE

EXHIBIT B

FORM OF WARRANT